Exhibit 10.3

[EXECUTION COPY]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THE EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933.

CONSOLIDATED SUPPLY AGREEMENT

THIS CONSOLIDATED SUPPLY AGREEMENT (this “AGREEMENT”), is made effective as of the 31 day of July 2013 (the “EFFECTIVE DATE”) by and between Vidara Therapeutics Research, Ltd. (“VIDARA”), an Irish corporation, having an address at Adelaide Chambers, Peter Street, Dublin 8, Ireland and Boehringer Ingelheim RCV GmbH & Co KG (“BI RCV”), an Austrian limited liability partnership, having its registered office at Dr. Boehringer-Gasse 5 – 11, A-1121 Vienna, Republic of Austria (and successor-in-interest of Boehringer Ingelheim Austria GmbH). VIDARA and BI RCV may be referred to herein each individually as a “Party” and jointly as the “Parties.”

WHEREAS, VIDARA is the exclusive licensee of and the holder of an exclusive sublicense under a license from GENENTECH (as defined herein) to manufacture, use and sell recombinant human gamma-interferon (“INTERFERON GAMMA 1b”, as further described herein) products in the USA and certain other territories, which INTERFERON GAMMA 1b is approved by the FDA for the indications Chronic Granulomatous Disease and severe, malignant Osteopetrosis, and is sold in the USA under the trade-mark ACTIMMUNE® (the “GENENTECH PRODUCT”, as further described herein); and

WHEREAS, Boehringer Ingelheim International GmbH (BID, an affiliate of BI RCV and BI Pharma KG (as defined hereinafter), holds an exclusive license from GENENTECH to manufacture, use and sell INTERFERON GAMMA 1b in certain other territories, and is the registration-holder for an INTERFERON GAMMA 1b product in certain countries for the indication Chronic Granulomatous Disease and is sold in Europe under the trade-mark IMUKIN® (the “BI PRODUCT”, as further described herein); and

WHEREAS, BI RCV and its affiliate BI Pharma KG (as defined hereinafter) own facilities specialised for cGMP manufacture of biopharmaceuticals and manufactures and supplies the BI PRODUCT to BII to meet BII’s needs with respect thereto; and

WHEREAS, InterMune, Inc. (“InterMune”) and BI RCV had entered into that certain Supply Agreement dated June 29, 2007 (“RESTATED SUPPLY AGREEMENT”) pursuant to that certain Termination Agreement dated the 6th of June 2007 (“TERMINATION AGREEMENT”) whereby InterMune and BI RCV had agreed, among other things, to terminate that certain Data Transfer, Clinical Trial and Market Supply Agreement dated the 27th of January 2000, as amended (the “ORIGINAL SUPPLY AGREEMENT”) and enter into such Restated Supply Agreement to replace the ORIGINAL SUPPLY AGREEMENT; and

WHEREAS, InterMune and BI RCV entered into the Amended and Restated Supply Agreement (“AMENDED AND RESTATED SUPPLY AGREEMENT”) effective as of May 15,

2012 in anticipation of the assignment of all INTERFERON GAMMA 1b product related agreements from InterMune to VIDARA and two of VIDARA’s AFFILIATES, Vidara Therapeutics Holdings LLC (formerly known as Vidara Therapeutics LLC) and Vidara Therapeutics International Limited; and

WHEREAS, the Parties wish to enter into this CONSOLIDATED SUPPLY AGREEMENT (“AGREEMENT”) to replace the AMENDED AND RESTATED SUPPLY AGREEMENT to amend and consolidate the AMENDED AND RESTATED SUPPLY AGREEMENT which will set forth the terms and conditions pursuant to which BI RCV will continue on a going forward basis to manufacture and supply to VIDARA and VIDARA will purchase from BI RCV finished INTERFERON GAMMA 1b product to meet VIDARA’s needs with respect thereto.

NOW, THEREFORE, in consideration of the foregoing recitals which are hereby incorporated by reference herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. DEFINITIONS

The following capitalized definitions will apply throughout this Agreement:

1.1 AFFILIATE means (i) any corporation or business entity fifty percent (50%) or more of the voting stock of which is and continues to be owned directly or indirectly by any party hereto; (ii) any corporation or business entity which directly or indirectly owns fifty percent (50%) or more of the voting stock of any party hereto; or (iii) any corporation or business entity under the direct or indirect control of such corporation or business entity as described in (i) or (ii).

1.2 AMENDED AND RESTATED SUPPLY AGREEMENT has the meaning ascribed to it in the recitals of this AGREEMENT.

1.3 APPROVAL means a regulatory approval required from a HEALTH AUTHORITY in order to manufacture BBS or PRODUCT for use in clinical trials or market supply as applicable, in the applicable jurisdiction.

1.4 BI RCV’S IMPROVEMENTS shall mean all INFORMATION comprising any inventions, modifications and/or improvements to the VIDARA TECHNOLOGY or to the GENENTECH TECHNOLOGY, that BI RCV or BI Pharma KG conceive of or reduce to practice pursuant to the ORIGINAL SUPPLY AGREEMENT, RESTATED SUPPLY AGREEMENT and/or this AGREEMENT, either individually or in conjunction with one or more third parties or BI Affiliates, including all patent and patent applications covering any of the foregoing.

1.5 BI RCV’S TECHNOLOGY means all INFORMATION in the field of manufacturing and testing of biopharmaceuticals, including without limitation the MANUFACTURING PROCESS but only to the extent that it relates solely to BI PRODUCT, and including all patents and patent applications covering any of the foregoing, that are owned or CONTROLLED by BI RCV or BI Pharma KG during the term of the ORIGINAL SUPPLY AGREEMENT, the RESTATED SUPPLY AGREEMENT and/or this AGREEMENT and that are related to or useful in BI RCV’s carrying out its obligations under this AGREEMENT, but specifically excluding VIDARA’S TECHNOLOGY and BI RCV’S IMPROVEMENTS.

1.6 BII means Boehringer Ingelheim International GmbH, an AFFILIATE of BI RCV and BI Pharma KG.

1.7 BI PHARMA KG means BI RCV’s AFFILIATE BI Pharma KG, FRG-88397 Biberach an der Riss, Birkendorfer Straße 65, Germany, owning an FDA inspected and cGMP-certified facility.

1.8 BI PRODUCT means the liquid formulation of INTERFERON GAMMA 1b approved in various countries for which BII has acquired rights from GENENTECH for the treatment of Chronic Granulomatous Disease, and manufactured by BI RCV and BI Pharma KG for sale in Europe under the trademark IMUKIN®.

1.9 BLA means a Biologics License Application, as defined by the regulations promulgated under the FD&C ACT, and any equivalent application with respective HEALTH AUTHORITIES.

1.10 BULK BIOLOGICAL SUBSTANCE (BBS) means a bulk form of the PRODUCT. This bulk form is ***                                 .

1.11 BULK SPECIFICATIONS mean the specifications for BBS listed in Exhibit 1.

1.12 cGMP means the current Good Manufacturing Practices of all applicable HEALTH AUTHORITIES, including without limitation the FDA, and including without limitation all applicable rules, regulations, guides and guidance, such as 21 C.F.R. parts 210 and 211 and parts 600 and 610.

1.13 CMC means the Chemistry, Manufacturing, and Controls content of a submission to a HEALTH AUTHORITY.

1.14 COA means a Certificate of Analysis, a document listing testing parameters, specifications and test results (in a format and detail as listed in Exhibit 2).

1.15 COC means a Certificate of Compliance confirming compliance with cGMP regulations and signed by BI RCV’s authorised Qualified Person, the Head of Production and the Head of Quality Assurance (in a format and such detail as listed in Exhibit 3).

1.16 COMPONENTS means, collectively, all raw materials, consumables, resins, equipment dedicated to the PRODUCT, and materials required to process and package for shipment the PRODUCT in accordance with the SPECIFICATIONS.

1.17 CONFIDENTIAL INFORMATION means any proprietary INFORMATION (a) disclosed by one Party to the other from and after the effective date of the ORIGINAL SUPPLY AGREEMENT, or (b) developed by either Party pursuant to this AGREEMENT, except for INFORMATION which (i) is already in the public domain at the time of its disclosure to the receiving Party; (ii) becomes part of the public domain through no wrongful action or omission

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of the receiving Party after disclosure to the receiving Party; (iii) is already known to the receiving Party at the time of disclosure as evidenced by the receiving Party’s written records; or (iv) is independently developed by the receiving Party without the use or application of the disclosing Party’s proprietary information.

1.18 CONTROLLED means, with respect to any material, INFORMATION or intellectual property right, possession of the ability by a Party to grant access, a license, or a sublicense to such material, INFORMATION or intellectual property right as provided for herein without violating an agreement with a Third Party as of the time such Party would be first required hereunder to grant the other Party such access, license or sublicense.

1.19 EURO means a euro, which is the European unit of currency.

1.20 FDA means the United States Food and Drug Administration and any successor agency thereto.

1.21 FD&C ACT means the United States Food, Drug & Cosmetic Act as amended from time to time and any supplements thereunder, and any equivalent regulation of any HEALTH AUTHORITIES.

1.22 FINAL RELEASE means the release of PRODUCT by VIDARA or its licensees for clinical trial use or market supply, as applicable.

1.23 GENENTECH means Genetech, Inc. with its principal place of business at 1 DNA Way, South San Francisco, CA, 94080-4990.

1.24 GENENTECH PRODUCT means the formulation of INTERFERON GAMMA 1b which was manufactured in the US by GENENTECH for sale under the trademark ACTIMMUNE and approved by the FDA for the treatment of Chronic Granulomatous Disease and Osteopetrosis.

1.25 GENENTECH TECHNOLOGY means all INFORMATION relating to the manufacture, use or sale of INTERFERON GAMMA 1b that is licensed to either Party pursuant to an agreement with GENENTECH, including without limitation the MANUFACTURING PROCESS, and all patents and patent applications covering such INFORMATION.

1.26 HEALTH AUTHORITIES mean all regulatory authorities having jurisdiction over the manufacture, use and/or sale of the PRODUCT in the TERRITORY, including but not limited to the FDA.

1.27 INFORMATION means (a) techniques, data, inventions, practices, methods, knowledge, know-how, skill, experience, test data (including pharmacological, toxicological and clinical test data), analytical and quality control data, regulatory submissions, correspondence and communications, marketing, pricing, distribution, cost, sales, manufacturing, patent and legal data or descriptions, compositions of matter, assays and biological materials, and (b) all intellectual property rights in and to any of the foregoing.

1.28 INTERFERON-GAMMA 1b means the recombinant human Interferon-Gamma 1b derived from ***                                 that is the active ingredient in ACTIMMUNE®. The relevant amino acid sequence is set forth in Exhibit 4.

1.29 VIDARA’S TECHNOLOGY means all INFORMATION that was or is CONTROLLED either by InterMune or VIDARA during the term of the ORIGINAL SUPPLY AGREEMENT, the RESTATED SUPPLY AGREEMENT, the AMENDED AND RESTATED SUPPLY AGREEMENT and/or the term of this AGREEMENT that is related to or useful in BI RCV’s manufacture of PRODUCT hereunder and that was acquired by VIDARA from InterMune or thereafter developed by VIDARA, and all patents and patent applications covering any of the foregoing; provided that “VIDARA’S TECHNOLOGY” shall not include any INFORMATION (i) owned or CONTROLLED by BI RCV prior to the effective date of the ORIGINAL SUPPLY AGREEMENT, (ii) conceived of, or reduced to practice or acquired by RI RCV outside the ORIGINAL SUPPLY AGREEMENT, or the RESTATED SUPPLY AGREEMENT, or the AMENDED AND RESTATED SUPPLY AGREEMENT during their respective terms or outside this AGREEMENT during the term hereof, or (iii) the GENENTECH TECHNOLOGY.

1.30 RESERVED.

1.31 MANUFACTURER’S RELEASE means the release of the PRODUCT by BI RCV to VIDARA or its designee.

1.32 MANUFACTURING PROCESS means the process for fermentation, purification, filling, labeling and packaging of BBS and PRODUCT, as described in Exhibit 5.

1.33 MATERIAL SUPPLY BREACH means a failure of BI RCV: (a) to supply to VIDARA at ***                     of VIDARA’s binding forecasted requirements of PRODUCT (or actual orders, if less) that are due for delivery by the designated delivery date during the then-current calendar quarter; or (b) to repeatedly ***                     materially violate against cGMP.

1.34 ORIGINAL SUPPLY AGREEMENT has the meaning ascribed to it in the recitals of this AGREEMENT.

1.35 PRODUCT shall mean a finished product consisting of formulated INTERFERON GAMMA 1b filled into the designated containers for clinical supply and for market supply, as described in Exhibit 6, or shall mean a finished product of formulation buffer filled into the designated containers for clinical supply (placebo).

1.36 PROJECT MANAGER means the responsible person designated by each Party to be responsible for the communication of all information concerning this AGREEMENT. As of the Effective Date, the person designated as VIDARA’s PROJECT MANAGER and the person designated as BI RCV’s PROJECT MANAGER are listed in Exhibit 7. Either Party may change its own designated PROJECT MANAGER by providing written notice thereof to the other Party.

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1.37 PRODUCT SPECIFICATIONS mean the specifications for the PRODUCT as set forth in Exhibit 8, or as otherwise agreed by the Parties in writing.

1.38 PROJECT TEAM means the team as listed in Exhibit 7 and described in Section 6.1.

1.39 QUALITY AGREEMENT means that Amended and Restated Quality Agreement dated May 15, 2012 between the Parties.

1.40 QUALITY ASSURANCE REQUIREMENTS mean those requirements set forth in the QUALITY AGREEMENT.

1.41 RESTATED SUPPLY AGREEMENT has the meaning ascribed to it in the recitals of this AGREEMENT.

1.42 STEERING COMMITTEE means the committee as listed in Exhibit 9 and as further described in Section 6.2.

1.43 TERMINATION AGREEMENT has the meaning ascribed to it in the recitals of this AGREEMENT.

1.44 TERRITORY means the US, Japan and all additional territories, including but not limited to Canada, as to which VIDARA has or may acquire the right to manufacture, use or sell INTERFERON GAMMA 1b products during the term of this AGREEMENT.

1.45 US means the United States of America.

2. GENERAL

2.1 VIDARA’s Tasks and Responsibilities

2.1.1 Support

VIDARA shall timely send all documentation, and otherwise timely provide all information and other assistance, reasonably requested by BI RCV for use under this AGREEMENT. VIDARA shall provide such reasonable technical support at its own expense, which support shall include access to VIDARA’s expert personnel upon reasonable notice and at such reasonable times as the Parties may agree.

2.1.2 Contact with Health Authorities

2.1.2.1 VIDARA, as the license holder for the GENENTECH PRODUCT in the US, shall have the overall responsibility regarding all contacts with the HEALTH AUTHORITIES and shall be solely responsible for filing all regulatory documents required by any HEALTH AUTHORITIES. BI RCV shall support VIDARA in all matters regarding the manufacturing and quality control of PRODUCT as reasonably requested by VIDARA, but VIDARA shall be the leading Party, responsible for co-ordination of all regulatory matters.

2.1.2.2 VIDARA will notify BI RCV in due time, but in no event later than five (5) business days in advance of any meeting with any HEALTH AUTHORITIES with regard to manufacture, supply and quality control of the PRODUCT manufactured by BI RCV or BI Pharma KG under this AGREEMENT. BI RCV shall have the right to participate in such meetings with such HEALTH AUTHORITIES during the portion of such meetings relating to BI RCV’s or BI Pharma KG’s manufacture, supply and quality control of the PRODUCT.

2.1.2.3 BI RCV will be responsible for drawing up the annual report required by the HEALTH AUTHORITIES reasonably in advance of the due date, and will be responsible of matters regarding the manufacture of PRODUCT. VIDARA shall submit such report to the HEALTH AUTHORITIES and shall provide BI RCV with a copy of the finally submitted report.

2.1.3 Shipment of Material by VIDARA

Any materials, e.g. samples, sent by VIDARA (or by a third party on behalf of VIDARA) to BI RCV shall be made by shipment from VIDARA’s facility (or the third party’s facility, as the case may be) to BI RCV’s facility in Vienna. Shipping costs including insurance will be borne by VIDARA, and risk of loss in transit shall lie with VIDARA.

2.2 BI RCV’s Tasks and Responsibilities

2.2.1 Regulatory Support

2.2.1.1 BI RCV agrees to co-operate with VIDARA in obtaining and maintaining all US governmental approvals and registrations relevant to the CMC section of the registration dossier (and their foreign equivalents) as requested by VIDARA.

2.2.1.2 The Parties shall consult with each other concerning the scope and content of all regulatory filings, and shall jointly define the requirements for the necessary PRODUCT registration with the FDA so that BI RCV shall be able to fulfill its obligations under this AGREEMENT with respect to the CMC portion of such PRODUCT registration. With respect to any part of the CMC portion which contains BI RCV and/or BI Pharma KG INFORMATION, BI RCV shall be provided an opportunity to review and comment on such parts prior to submission to a HEALTH AUTHORITY as set forth in the QUALITY AGREEMENT.

2.2.2 Format and Content of Documents. BI RCV’s Quality Management System demands a special format for certain documents (i.e. batch records, testing procedures, technical reports) which is binding. For those documents where a binding format is not obligatory the Parties shall agree in writing on a master format. With respect to the dates contained in these documents, and in particular in all reports and when dates occur in connection with signatures, the European writing style shall apply. The order shall be as follows: dd / mm / yy (day/month/year).

3. MANUFACTURE AND SUPPLY

3.1 General

3.1.1 BI RCV shall ***                     supply to VIDARA BBS or PRODUCT for the treatment or prevention of any human disease or condition, except for                      ***

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cardiac or cardiovascular disease or condition. ***                     BBS or PRODUCT for the treatment of any human disease or condition, except for the treatment or prevention of any type of cardiac or cardiovascular condition, ***                                     . VIDARA shall ***                     purchase from BI RCV, ***                                                                                            PRODUCT for the term of this AGREEMENT, subject to Section 3.7. Subject to restrictions that may be imposed on BI RCV with respect to VIDARA’S TECHNOLOGY or to GENENTECH TECHNOLOGY ***                                                                                                                                                                                                                                     ,         this provision does not in any way restrict BI RCV’s right to manufacture ***   BI PRODUCT ***                                         .

3.1.2 All BBS manufactured by BI RCV hereunder, and all PRODUCT manufactured and supplied to VIDARA by BI RCV hereunder, shall be manufactured and supplied in accordance with the BBS SPECIFICATIONS and PRODUCT SPECIFICATIONS, the cGMP requirements, the QUALITY ASSURANCE REQUIREMENTS as set forth in the QUALITY AGREEMENT and all applicable laws, regulations and ordinances of the jurisdiction in which such manufacture occurs.

3.1.3 BI RCV shall manufacture BBS according to the BULK SPECIFICATIONS. BI RCV shall manufacture PRODUCT according to PRODUCT SPECIFICATIONS for clinical supply and tier market supply. BBS for clinical and market supply shall be manufactured at BI RCV and transferred to BI Pharma KG for vialing, labeling (but only for market supply) and packaging. Manufacturing and filling of vials, labeling (but only for market supply) as well as the packaging and storing of PRODUCT shall be in accordance with the PRODUCT SPECIFICATIONS, the cGMP requirements, the QUALITY ASSURANCE REQUIREMENTS as set forth in the QUALITY AGREEMENT and all applicable laws, regulations and ordinances of the jurisdiction in which such manufacturing and/or filling occurs. Notwithstanding the fact that BI RCV takes BI Pharma KG as a toll manufacturer for filling, labeling (for market supply) and packaging of PRODUCT, BI RCV takes responsibility for the manufacture and supply of PRODUCT to VIDARA in accordance with the terms and conditions of this AGREEMENT.

3.2 Forecasts

3.2.1 Beginning with calendar quarter commencing on the 1st of July 2013 ***                                     , VIDARA shall provide a rolling forecast for the next twelve (12) quarters (36 months). ***                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                               .

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3.2.2 If VIDARA requires more PRODUCT than is set forth in the current firm forecast, BI RCV shall use commercially reasonable efforts in good faith to supply VIDARA with PRODUCT as requested; provided that for the amounts of PRODUCT in excess of such forecast which BI RCV is unable to supply, despite such commercially reasonable efforts, VIDARA may use a secondary source manufacturer in accordance with the procedures set forth in Section 3.7.

3.2.3 If VIDARA reduces the forecast ***                                                                                                                                                                                         , then VIDARA shall be obligated to pay for PRODUCT which was not ordered ***                                                                                                                                                                                                                                                           . Similarly, if VIDARA reduces the forecast ***                                                                                                                                             , then VIDARA shall be obligated to pay for PRODUCT which was not ordered ***                                                                                                                                                                                                                                       .

3.3 Purchase Orders

3.3.1 VIDARA shall be obligated to purchase amounts of PRODUCT in full lot size of ***             under this Agreement consistent with the binding/nonbinding rolling forecast set forth in Section 3.2 above. At minimum, VIDARA shall order ***                     of PRODUCT per calendar year beginning in ***             . When purchasing PRODUCT hereunder, VIDARA shall submit written purchase orders to BI RCV. To the extent that the terms of a purchase order or of BI RCV’s or BI Pharma KG’s “GENERAL CONDITIONS OF SALE” are inconsistent with the terms of this AGREEMENT, this AGREEMENT shall prevail.

3.3.2 BI RCV shall guarantee that at the date of FINAL RELEASE all PRODUCT supplied to VIDARA shall have a minimum residual shelf life of not less ***             of PRODUCT shelf life, provided that VIDARA shall strictly fulfill its contractual timelines regarding FINAL RELEASE as set forth in Sections 3.5 and 5.3.

3.3.3 Subject to Section 3.4, BI RCV shall ship all PRODUCT as set forth in Section 3.5 by the date and in the quantities specified in the applicable purchase order. BI RCV shall be obligated to accept any purchase order within the range of permitted variation in the forecasted quantities as set forth in Section 3.2.1. and 3.2.2. Any other purchase order shall be binding on BI RCV only if it is accepted by BI RCV, which acceptance shall not be unreasonably withheld. If BI RCV does not accept such a purchase order, then VIDARA may use a secondary source manufacturer for such purchase order in accordance with the procedures set forth in Section 3.7.

3.3.4 VIDARA shall be obligated to buy and BI RCV shall be obligated to sell only the quantities of PRODUCT which are subject to a purchase order accepted by BI RCV; provided that BI RCV shall accept sufficient purchase orders from VIDARA annually to meet its

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obligations pursuant to Section 3.3.1 and in accordance with the rolling forecast model pursuant to Section 3.2.1. Any purchase order (or portion thereof) for which VIDARA has not received a written rejection from BI RCV within thirty (30) business days of BI RCV’s receipt of such purchase order shall be deemed accepted by BI RCV. With respect to PRODUCTS ordered by VIDARA for its clinical supply requirements, the number of vials supplied by BI RCV shall not exceed the number of vials subject to the applicable purchase order submitted by VIDARA; provided, however, that if the number of vials BI RCV is able to supply falls below the number of vials ordered by VIDARA in such purchase order and such lesser number is within a reasonable range of the number ordered by VIDARA, BI RCV shall notify VIDARA in writing and inquire as to whether such lesser number of vials is acceptable and if not, whether BI RCV should produce an additional batch of BBS to produce enough vials to satisfy VIDARA’s purchase order. If VIDARA notifies BI RCV that such lesser number of vials is acceptable to VIDARA, then the applicable purchase order shall be deemed to be amended to provide for such lesser number of vials and BI RCV shall be deemed to have accepted such purchase order in accordance with Section 3.3. On the other hand, if VIDARA notifies BI RCV that BI RCV should manufacture an additional batch of BBS to produce the number of vials ordered by VIDARA in its purchase order submitted to BI RCV, then BI RCV shall be obligated to produce the additional batch of BBS, VIDARA shall be obligated to purchase any excess vials of PRODUCT produced by BI RCV from such additional batch of BBS and the purchase order submitted to BI RCV by VIDARA shall be deemed amended to account for any excess vials resulting from the additional batch of BBS and such purchase order shall be deemed accepted by BI RCV in accordance with Section 3.3.

3.4 Shipment of Product and Material by BI RCV

3.4.1 The PRODUCT and all material (e.g. samples) shall be shipped ***                             either BI Pharma KG, FRG 88397 Biberach an der Riss, Germany or BI RCV’s facility in Vienna, Austria, as the case may be, to VIDARA or as directed by VIDARA, in accordance with Incoterms 2010 as published by the International Chamber of Commerce and in accordance with the QUALITY AGREEMENT. VIDARA’s designated carrier shall be used to ship PRODUCT to the site designated by VIDARA. BI RCV shall use commercially reasonable efforts to notify VIDARA in writing upon loading of the PRODUCT onto such designated carrier. The Parties acknowledge and agree that the only deviation from the definition of ***                     is that ***                      shall be responsible and bear the cost ***                     the DRUG PRODUCT onto the ***                      carrier such that ***                                  from BI RCV to VIDARA ***                                                                       onto the VIDARA designated carrier. Risk of loss in transit ***                             shall lie with VIDARA, ***                                                                                                                                                                     .

3.4.2 BI RCV will provide or will have provided assistance to VIDARA regarding necessary procedures for exportation and/or importation of PRODUCT.

3.5 Testing and Rejection

3.5.1 Within ***                     business days of its receipt of PRODUCT at such destination as may be designated by VIDARA, VIDARA may perform such tests and samplings as are

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appropriate to determine whether such PRODUCT meets the applicable PRODUCT SPECIFICATIONS. If VIDARA refuses acceptance of PRODUCT, then VIDARA shall inform BI RCV in writing within ***                      further business days of any aspect in which such PRODUCT fails to conform to the PRODUCT SPECIFICATIONS. If BI RCV does not receive such a notice within *** business days of VIDARA’s receipt of such PRODUCT, then VIDARA shall be deemed to have accepted the PRODUCT; provided that VIDARA shall have the right to revoke its acceptance of such goods if it later discovers latent defects not reasonably discoverable at the time of receipt.

3.5.2 If BI RCV receives a notice from VIDARA pursuant to Section 3.5.1 that VIDARA does not accept any PRODUCT supplied hereunder, then BI RCV shall immediately start retesting the PRODUCT using the retained samples in order to evaluate process issues and other reasons for such non-compliance.

3.5.3 Regardless of whether BI RCV agrees with VIDARA’s rejection of such PRODUCT, if requested in writing by VIDARA, BI RCV shall use reasonable efforts to promptly replace such allegedly defective PRODUCT, the costs of which shall be borne as set forth in Section 3.5.4.

3.5.4 In the event that BI RCV’s re-testing does not verify VIDARA’s reasons for rejecting such PRODUCT and VIDARA is convinced by BI RCV and agrees with BI RCV that VIDARA’s reasons for rejecting such PRODUCT are unjustified, VIDARA shall pay BI RCV reasonable internal and external costs for conducting such re-testing; provided, however, that, if VIDARA is not convinced and does not agree that VIDARA’s reasons for rejecting such PRODUCT are unjustified, the Parties shall mutually agree on an independent laboratory that shall determine by applying validated product-specific analytical methods whether such PRODUCT meets the PRODUCT SPECIFICATIONS. The conclusions of this independent laboratory shall be binding upon both Parties. If such laboratory determines that such PRODUCT does meet the PRODUCT SPECIFICATIONS, then VIDARA shall bear the costs for such independent laboratory and for any replacement PRODUCT manufactured and supplied to VIDARA by BI RCV pursuant to Section 3.5.3. If such laboratory determines that such PRODUCT does not meet the PRODUCT SPECIFICATIONS, then BI RCV shall bear the costs for such independent laboratory and for any such replacement of PRODUCT.

3.5.5 Neither Party may destroy any PRODUCT alleged not to meet the PRODUCT SPECIFICATIONS until the independent laboratory determines whether such PRODUCT meets the applicable PRODUCT SPECIFICATIONS and provides written notification to the Parties with respect to such determination, unless BI RCV accepts VIDARA’s basis for such rejection. Thereafter, BI RCV shall have the obligation to destroy or have destroyed, at its cost, all such rejected PRODUCT. Upon BI RCV’s written request and at BI RCV’s cost, VIDARA shall either destroy or return to BI RCV any rejected PRODUCT. The Parties agree that in the event of destruction of PRODUCT, the method of such destruction shall be in compliance with all applicable laws, rules and regulations.

3.5.6 Claims on account of quantity, loss or damages to PRODUCT (other than claims that such PRODUCT does not meet the PRODUCT SPECIFICATIONS and latent defects not reasonably detectable upon inspection) will be dispatched by VIDARA in writing within ten (10) business days following receipt thereof. BI RCV shall use reasonable efforts to replace the

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quantity of goods which such claims apply, which replacement shall be at VIDARA’s expense unless such claims are due to the negligence of BI RCV.

3.6 Second Source Manufacturer

3.6.1 BI RCV acknowledges that it is critical that VIDARA be ensured continuity of supply of PRODUCT for use in clinical trials and market supply. BI RCV shall ensure continuity of supply of PRODUCT for use in clinical trials and market supply. Nevertheless, due to the potentially growing market demand of PRODUCT, BI RCV’s ability to manufacture and supply PRODUCT shall be carefully observed. Should at any time BI RCV have any indication that continuity of supply can not be ensured, BI RCV shall immediately inform VIDARA thereof in writing. In this event the matter would be immediately forwarded to the STEERING COMMITTEE to discuss second source manufacture of PRODUCT reasonably and in good faith.

3.6.2 In the event the STEERING COMMITTEE decides that it is appropriate for VIDARA to establish a second source manufacturer, VIDARA agrees to provide the first opportunity to qualify as a second source manufacturer for PRODUCT to a BI RCV AFFILIATE. If such an AFFILIATE is – as foreseeable – unable to supply VIDARA’s PRODUCT requirements then VIDARA shall be free to choose an alternate supplier. In this case BI RCV shall assist VIDARA in transferring the MANUFACTURING PROCESS to a third party supplier by providing reasonable technical assistance and documentation as necessary for a transfer to a party well skilled in the manufacture of such biotech products at VIDARA’s cost.

3.6.3 In addition, the parties, through the STEERING COMMITTEE shall work together in good faith to develop a risk mitigation plan to minimise any risk of interruption in the supply of PRODUCT for use in clinical trials and market supply, which plan may include, among other things, production of excess PRODUCT or materials relating thereto (e.g., BBS) that can be used as a buffer and/or the off-site storage of certain PRODUCT or materials relating thereto.

3.7 Material Supply Breach

3.7.1 In the event of a MATERIAL SUPPLY BREACH, VIDARA shall provide BI RCV written notification of such MATERIAL SUPPLY BREACH. Upon BI RCV’s receipt of such notice and failure to cure such MATERIAL SUPPLY BREACH within the timetable and activity plan agreed upon the Parties to cure such MATERIAL SUPPLY BREACH, VIDARA shall have the right to purchase from a second source manufacturer, to be agreed upon within the STEERING COMMITTEE in accordance with Section 3.6, such amounts of PRODUCT as necessary to offset BI RCV’s shortfall in fulfilling VIDARA’s purchase orders for such PRODUCT (or the anticipated shortfall, in the event of repeated (maximum two (2) times) material violation against cGMP).

In the event, that

(i) BI RCV AFFILIATE can not qualify as a second source manufacturer for PRODUCT or

(ii) in the event such a BI RCV AFFILIATE is – as foreseeable – unable to supply VIDARA’s PRODUCT requirements and

(iii) provided that PRODUCT supply as requested by VIDARA by a different second source manufacturer, a company experienced in manufacturing of biopharmaceuticals derived from ***                                         , and selected by VIDARA could demonstrably take place earlier than a MATERIAL SUPPLY BREACH by BI RCV could be remedied, BI RCV shall assist VIDARA as requested in transferring the MANUFACTURING PROCESS to such a second source supplier, to be selected by VIDARA by providing, reasonable technical assistance and documentation relating to the manufacture, testing and supply of BBS and the PRODUCT as necessary at BI RCV’s cost. Such second source manufacturer would bear responsibility for putting the MANUFACTURING PROCESS in place. The total financial commitment for reasonable technical assistance shall not exceed ***                     .

3.7.2 In the event that BI RCV reasonably anticipates that there is a substantial likelihood that a MATERIAL SUPPLY BREACH will occur, BI RCV shall promptly notify VIDARA in writing thereof. Upon receipt of such notice, the Parties shall promptly confer to discuss the circumstances and magnitude of such potential MATERIAL SUPPLY BREACH, and to determine in good faith whether there are any reasonable steps that BI RCV could take to avoid such MATERIAL SUPPLY BREACH. If VIDARA is not reasonably satisfied that BI RCV will be able to avoid such MATERIAL SUPPLY BREACH, then VIDARA shall forward this issue to the STEERING COMMITTEE to determine whether it is necessary or desirable to establish a second source manufacturer in accordance with Section 3.6.

4. PRICES AND PAYMENT

4.1 The prices to be paid by VIDARA for the PRODUCT provided hereunder have been agreed to by the Parties. Initially, the price of PRODUCT for market supply a unit of ***                          of PRODUCT and the price of one single vial of PRODUCT for clinical supply shall be in accordance with the prices in the table below and in accordance with the annual Rolling Forecast provided by VIDARA.

***	***	***

***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***

Commencing in ***, the price for the PRODUCT will be adjusted year by year in accordance with ***

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                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                  . Payments by VIDARA to BI RCV under this AGREEMENT shall be in EUROS.

4.2***      will be ***                                                                                                                                                                                                                                                                                     which are ***                          at the time such ***                                 . ***                                                                                                                                                                                                , BI RCV shall only purchase and maintain at any given time such quantities of COMPONENTS as reasonably necessary to manufacture and supply the PRODUCT to VIDARA in accordance VIDARA’s forecast and this AGREEMENT and shall use reasonable efforts to maintain the level of inventory of COMPONENTS ***                         . ***                  shall be entitled ***                                                                                                                                         selected by ***                                                               which ***                  on verification concerning ***                     . ***                                                       with ***                  days’ notice of any ***                 .

4.3 BI RCV shall submit to VIDARA appropriate invoices for the price of the PRODUCT and any fees for services agreed upon by the Parties; provided, however, that with respect to the price of the PRODUCT, BI RCV shall submit invoices therefor only upon ***                 PRODUCT by BI RCV according to Section 3.4.1. The price for PRODUCT or any services agreed by the Parties shall be paid to BI RCV no later than ***                 days after the date that BI RCV’s invoice is received by VIDARA. Payment of the invoice amounts shall be made in Austria, ***                 , into an account with such Austrian credit institution as shall be notified by BI RCV to VIDARA from time to time.

4.4 All payments owed to BI RCV by VIDARA on the basis of accounts rendered shall be made in such a way that ***                 shall ***                                                                                                                                                                                              on such ***                                                                                                                                                 . In the event of a default in payment for whatever reason, default interest at a rate of *** p.a. shall be payable on the outstanding amount due. BI RCV reserves the right to claim any damage exceeding such amount that shall have been caused by such delay, subject to Section 11.1.

5. QUALITY ASSURANCE AND COMPLIANCE WITH LAW

5.1 Quality Agreement. Simultaneously with the execution of this Agreement, or prior to such execution, the Parties shall execute the QUALITY AGREEMENT. Such QUALITY AGREEMENT is hereby incorporated by reference herein and that it shall apply to any BBS and PRODUCT produced under this Agreement. The QUALITY AGREEMENT shall in no way determine liability or financial responsibility of the Parties for the responsibilities set forth therein. In the event of a conflict between any of the provisions of this Agreement and the QUALITY AGREEMENT, the provisions of this Agreement shall prevail. The QUALITY AGREEMENT may be amended from time to time by the Parties only in accordance with Section 14.9.

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5.2 Manufacturing Facilities

BI RCV represents and warrants that it and BI Pharma KG shall obtain all relevant APPROVALS required by the relevant HEALTH AUTHORITIES for each of their respective manufacturing facilities and that each of their respective manufacturing facilities conform, and will during the term of this AGREEMENT conform, to the cGMP.

5.3 Compliance with Law

5.3.1 BI RCV shall comply, and shall ensure that its subcontractor BI Pharma KG shall comply with, all local applicable rules, laws and regulations (including without limitation cGMP) in performing its obligations under this AGREEMENT. VIDARA shall comply with all applicable rules, laws and regulations in performing its obligations under this AGREEMENT.

5.3.2 All costs in connection with maintaining BI RCV’s and BI Pharma KG’s compliance with all applicable local regulatory requirements and cGMP in performing under this AGREEMENT, including but not limited to the maintenance and upgrading of all technical facilities and infrastructure and the training of personnel, shall be borne by BI RCV. BI RCV shall obtain and maintain, and shall ensure that BI Pharma KG obtains and maintains, all permits and licenses necessary to its performance under this AGREEMENT at their own expense. All costs in connection with any requirements by VIDARA or a HEALTH AUTHORITY which relate specifically and solely to the PRODUCT (and not also to the BI PRODUCT) shall be solely borne by VIDARA. All costs in connection with any requirements by a HEALTH AUTHORITY which relate to the PRODUCT and the BI PRODUCT shall be equally borne by VIDARA and BI RCV. For purposes of clarity, all costs in connection with any requirements by BI RCV or a regulatory authority having jurisdiction over the manufacture, use and/or sale of the BI PRODUCT which relate specifically and solely to the BI PRODUCT (and not also to the PRODUCT) shall be solely borne by BI RCV.

5.3.3 If a Health Authority requests or requires that a change be made to the PRODUCT SPECIFICATIONS or the MANUFACTURING PROCESS, then BI RCV shall make such changes in accordance with the QUALITY AGREEMENT and SOPs (i.e., change control procedures) agreed in writing by VIDARA and BI RCV. Those changes are subject to written approval of each Party, which approval shall not he unreasonably withheld or delayed. In case that a request from a Health Authority may be challenged by either Party, VIDARA and/or BI RCV shall use commercially reasonable efforts to challenge the Health Authority on its decision and shall assist each other in its communication with the pertinent Health Authority requesting such a change. The costs for such a change shall be allocated between the Parties according to Section 5.3.2.

5.3.4 If VIDARA desires (for any reason other than a request or requirement by a Health Authority), to change the PRODUCT SPECIFICATIONS or the MANUFACTURING PROCESS, which relate specifically and solely to the PRODUCT (and not also to the BI PRODUCT), then BI RCV shall use reasonable commercial efforts to accommodate such request, subject to the following:

5.3.4.1 VIDARA shall promptly advise BI RCV and/or BI PHARMA KG in writing of any such change(s), and provide information necessary for BI RCV and/or BI PHARMA KG to evaluate the effect of such change(s). BI RCV shall promptly advise VIDARA as to scheduling changes, if any, which may result from such change(s). The notification and approval procedure shall be in accordance with standard operating procedures (i.e. change control procedures) agreed by the Parties from time to time, as described in the QUALITY AGREEMENT. The Parties shall hold a meeting in a timely manner to discuss such changes as appropriate.

5.3.4.2 Prior to implementation of any change(s), BI RCV shall provide VIDARA with a quote of the price of the services (which price shall be reasonable in nature and consistent with industry standards) and COMPONENTS that will be provided and purchased by BI RCV in order to implement any such change(s) to the PRODUCT SPECIFICATIONS or the MANUFACTURING PROCESS, including, but not limited to, the price of BI RCV’s validation and analytical services. If such changes will be implemented, then VIDARA shall pay the price of the services and COMPONENTS described in this Section.

5.3.4.3 BI RCV shall make changes or cause BI PHARMA KG to make these changes as described in this Section in accordance with timelines agreed to by the Parties, except that BI RCV and/or BI PHARMA KG shall have no obligation to make any such change where doing so, (i) in BI RCV’s reasonable judgment after due consultation with legal counsel having experience in such matters, which shall be communicated in writing to VIDARA, would violate any applicable law or regulations, or (ii) has a material adverse effect upon any regulatory filings for other BI RCV or BI PHARMA KG’s products, or (iii) would be incompatible with BI RCV’s and/or BI PHARMA KG’s established operations for biopharmaceuticals. For all changes requested by VIDARA, BI RCV shall cooperate with VIDARA in good faith to implement all agreed upon changes to PRODUCT SPECIFICATIONS or the MANUFACTURING PROCESS in accordance with the timelines agreed to by the Parties according to this Section 5.3.4.3.

5.3.5 VIDARA acknowledges and agrees that the Parties must agree in advance as of which point in time and to which manufacture of batches of PRODUCT changes to the PRODUCT SPECIFICATIONS or the MANUFACTURING PROCESS apply. However, VIDARA acknowledges and agrees that changes to the PRODUCT SPECIFICATIONS or the MANUFACTURING PROCESS during an ongoing campaign are not possible.

5.3.6 If any changes to the PRODUCT SPECIFICATIONS or the MANUFACTURING PROCESS render obsolete or unusable any COMPONENTS and if and to the extent those COMPONENTS may not be returned to the appropriate vendor for a credit, BI RCV and/or BI PHARMA KG, as applicable, shall either destroy or deliver to VIDARA, at VIDARA sole option, those obsolete or unusable COMPONENTS. VIDARA shall reimburse BI RCV for the costs of such COMPONENTS destroyed or provided to VIDARA to the extent the amount of COMPONENTS that would have been reasonably required for DI RCV and/or BI PHARMA KG to maintain in inventory in order to meet its obligations under this Agreement (consistent with its obligations under Section 4.2 hereof with respect to the COMPONENTS).

5.3.7 VIDARA may request additional regulatory services support from BI RCV (e.g., those set forth in Sections 2.1.2.1 and 2.2) with respect to the PRODUCT, in support of either obtaining or maintaining regulatory approval in any country of the TERRITORY. In such event,

BI RCV shall provide a quote of the price of such services (which pricing shall be reasonable in nature and consistent with industry standards), and shall provide such additional regulatory services upon mutual agreement on the scope and price of such services. For purposes of clarity and notwithstanding anything to the contrary contained in this Agreement, for purposes of maintaining regulatory approvals existing as of the EFFECTIVE DATE of this Agreement in any country of the TERRITORY, BI RCV will draw up the annual report required by the HEALTH AUTHORITIES pursuant to Section 2.1.2.3, assist in routine regulatory inspection with HEALTH AUTHORITIES and conduct annual stability studies without additional cost or expense to VIDARA. VIDARA will inform BI RCV in due time which regulatory support is requested from BI RCV.

5.4 Environmental

BI RCV shall, and shall ensure that BI Pharma KG shall, properly dispose of any and all hazardous waste materials involved with the manufacture of BBS and PRODUCT that are generated or resulting from the activities performed hereunder, if any, in full compliance with all applicable local laws and regulations at BI RCV’s sole liability and expense.

6. CO-OPERATION AND CO-ORDINATION BETWEEN THE PARTIES

6.1 Project Team

6.1.1 The day-to-day responsibilities of the Parties with respect to this AGREEMENT shall be overseen by the PROJECT TEAM, which shall be responsible for deciding operational and scientific issues arising out of this AGREEMENT and unanimously agreeing in good faith with respect to the monitoring of the compliance with this AGREEMENT.

6.1.2 The PROJECT TEAM shall consist of a team consisting of equal numbers of people, if feasible, each appointed by VIDARA and BI RCV and notified to the other, which appointees may be changed from time to time by the appointing Party on written notice to the other Party. Each member of the PROJECT TEAM shall be a person of appropriate skill and experience. Either Party may change its own designated PROJECT TEAM members provided, however that the total number of members of the PROJECT TEAM may not be changed if feasible, nor the number of members representing VIDARA decreased, without the Parties’ prior written agreement. VIDARA’s and BI RCV’s respective members of the PROJECT TEAM as of the Effective Date are listed in Exhibit 7.

6.1.3 During the term of this AGREEMENT, the PROJECT TEAM shall meet regularly to communicate updates and provide a forum for decision-making and rapid resolution of issues arising under this AGREEMENT. Meetings of the PROJECT TEAM may be conducted by telephone conference, videoconference or face-to-face meetings as agreed by the PROJECT TEAM.

6.1.4 Decisions of the PROJECT TEAM shall be reflected in the approved minutes. Meeting minutes shall be prepared jointly by the PROJECT MANAGERS to record all issues discussed and decisions. Minutes that have not been objected to in writing by a Party within six (6) business days of receipt thereof shall be deemed approved by such Party and followed by issuance of the minutes duly executed by the Parties’ PROJECT MANAGER.

6.1.5 In the event that the PROJECT TEAM is unable to reach agreement on any issue and is unable to make decisions arising out of operational and scientific issues within ten (10) business days, each Party may call in an expert of its own choice to render advice to the PROJECT TEAM. Based on the advice of such expert(s) and the team members’ know-how, the PROJECT TEAM will try to resolve such issue. In the event that the PROJECT TEAM fails to reach agreement on an issue within thirty (30) business days of first undertaking resolution of such issue, such issue shall then be referred to the STEERING COMMITTEE for immediate resolution.

6.2 Steering Committee

6.2.1 The Parties shall create a STEERING COMMITTEE consisting of the PROJECT MANAGER of each Party and authorized representatives who shall be appointed by VIDARA and by BI RCV in equal numbers, if feasible, and notified to the other Party. The STEERING COMMITTEE shall be responsible for unanimously agreeing in good faith all issues on which the PROJECT TEAM has been unable to reach agreement and, where possible, make decisions arising out of such issues as well as carry out the specific functions, including but not limited to decisions with an impact on costs and timelines of any activities to be carried out under this AGREEMENT. Each Party may change its own designated STEERING COMMITTEE members by providing written notice thereof to the other Party; provided, however that the total number of members of the STEERING COMMITTEE may not be changed, if feasible, nor the number of members representing VIDARA decreased, without the Parties’ prior written agreement. The members of the STEERING COMMITTEE are listed in Exhibit 9.

6.2.2 The STEERING COMMITTEE shall attempt in good faith to expeditiously and fairly resolve all issues before it. In the event that the STEERING COMMITTEE is unable to resolve any issue before it within fifteen (15) business days from the date that such issue is referred to it, such issue shall be referred to the Chief Executive Officer of VIDARA and the Chief Executive Officer of BI RCV for prompt, good faith resolution. If such individuals do not reach agreement on such issue within fifteen (15) days of such referral, then each Party shall be free to pursue all available legal and/or equitable remedies.

6.3 Limitation of Powers

The powers of the PROJECT TEAM and the STEERING COMMITTEE are limited to those expressly set forth in this AGREEMENT. Without limiting the generality of the foregoing, neither the PROJECT TEAM nor the STEERING COMMITTEE shall have the right to amend this AGREEMENT. The actions of the PROJECT TEAM and/or the STEERING COMMITTEE shall not substitute for either Party’s ability to exercise any right, nor excuse the performance of any obligation, set forth herein.

7. INTELLECTUAL PROPERTY AND LICENSES

7.1 The ownership of VIDARA’S TECHNOLOGY and shall remain with VIDARA and shall not vest in BI RCV.

7.2 The ownership of BI RCV’S TECHNOLOGY shall remain with BI RCV and shall not vest in VIDARA.

7.3 BI RCV shall retain ownership of BI RCV’S IMPROVEMENTS. BI RCV hereby grants to VIDARA a non exclusive, perpetual, sublicenseable, royalty free license under BI RCV’S IMPROVEMENTS (i) to the extent necessary to develop, use, import, offer for sale and sell products containing INTERFERON GAMMA 1b in the name and on the account of VIDARA in the TERRITORY, and (ii) in the event VIDARA transfer the process to a second source manufacturer as permitted under this AGREEMENT, to make and have made products containing INTERFERON GAMMA 1b in the name and on account of VIDARA in the TERRITORY, whereby in each case VIDARA shall assume the costs to be paid by BI RCV for awards to inventors of BI RCV’S IMPROVEMENTS, as such awards are set forth in written agreements between BI RCV and such inventor or in an applicable industry labor contract or mandatory by Austrian laws.

7.4 The Parties shall each have an undivided one-half ownership interest in any INFORMATION jointly conceived of or reduced to practice by the Parties pursuant to the ORIGINAL SUPPLY AGREEMENT, the RESTATED SUPPLY AGREEMENT, the AMENDED AND RESTATED AGREEMENT and/or this AGREEMENT (“JOINT INFORMATION”). VIDARA shall ***                     of any JOINT INFORMATION that comprises (a) any regulatory filing (or documentation and raw data relating thereto) relating to PRODUCT manufactured hereunder or the ORIGINAL SUPPLY AGREEMENT, the RESTATED SUPPLY AGREEMENT or the AMENDED AND RESTATED AGREEMENT, or (b) any manufacturing documentation (including without limitation batch records) relating to PRODUCT manufactured hereunder or the ORIGINAL SUPPLY AGREEMENT, the RESTATED SUPPLY AGREEMENT or the AMENDED AND RESTATED AGREEMENT (“PRODUCT INFORMATION”). Upon request by VIDARA, without additional consideration, BI RCV agrees to promptly execute documents, testify and take other acts at VIDARA’s expense as VIDARA may deem necessary or desirable to procure, maintain, perfect, and enforce the full benefits, enjoyment, rights, title and interest of the PRODUCT INFORMATION, on a worldwide basis. In the event VIDARA is unable for any reason, after reasonable effort, to secure BI RCV’s signature on any document needed in connection with the actions specified in this Section 7.4, BI RCV hereby irrevocably designates and appoints VIDARA and its duly authorised officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 7.4 with the same legal force and effect as if executed by BI RCV.

7.5 VIDARA hereby grants to BI RCV (with the right to sublicense solely to BI Pharma KG) a non-exclusive, nontransferable license to use VIDARA’S TECHNOLOGY solely for the purpose of manufacturing PRODUCT for VIDARA, as provided in this AGREEMENT. The license granted under this Section shall automatically terminate upon the expiration or termination of this AGREEMENT.

7.6 New Indications

7.6.1 In the event that VIDARA receives approval in the TERRITORY to commercially sell PRODUCT for indications other than Chronic Granulomatous Disease and severe, malignant Osteopetrosis, and provided that VIDARA has the right to grant a license to BII in the BI

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TERRITORY to make, use and sell PRODUCT for such additional indications (a “NEW INDICATIONS LICENSE”), VIDARA shall provide BII written notice thereof.

7.6.2 BII shall notify VIDARA in writing within thirty (30) days of VIDARA’s notice (the “NOTIFICATION PERIOD”) whether BII desires to obtain a NEW INDICATIONS LICENSE. If VIDARA does not receive written notice from BII during the NOTIFICATION PERIOD that BII desires to obtain a NEW INDICATIONS LICENSE, then VIDARA shall have no further obligations under this Section 7.6. If VIDARA does receive written notice from BII that BII desires to obtain a NEW INDICATIONS LICENSE, then BII and VIDARA shall engage in good faith negotiations for sixty (60) business days thereafter regarding the reasonable commercial terms upon which VIDARA would be willing to grant such a license. If at the end of such sixty (60) business day period, BII and VIDARA have not entered into a written agreement under which VIDARA grants a NEW INDICATIONS LICENSE to BII, then VIDARA shall have no further obligation under this Section 7.6.

8. COMPLAINTS; ADVERSE EVENTS; RECALLS

8.1 VIDARA shall inform BI RCV of any complaints, adverse reaction reports, safety issues or toxicity issues relating to any PRODUCT of which it becomes aware, regardless of the origin of such information, pursuant to the terms set forth in the QUALITY AGREEMENT.

8.1.1 VIDARA shall retain and manage complaints in accordance with cGMP. The Parties hereby agree to cooperate with one another and with any HEALTH AUTHORITY in the evaluation and investigation of any complaint, claim or adverse reaction report related to the manufacture of such PRODUCT with the intention of complying with cGMP.

8.1.2 If any such event occurs, BI RCV shall retain any unused supplies of such PRODUCT and its associated components, and all associated batch and other production records in such manner as VIDARA may reasonably direct, and at VIDARA’s expense, except to the extent such event is caused by BI RCV’s wrongful act or omission. BI RCV agrees to respond to VIDARA in respect to such complaint investigations involving BI RCV’s manufacturing of a PRODUCT hereunder as soon as reasonably possible but in any case within thirty (30) days from receipt by BI RCV of the report of such complaint and sample (if available), or in the case of a serious adverse event, within ten (10) days from receipt of the report of such complaint and sample (if available). VIDARA and/or its designee shall serve as the sole point of contact with the FDA or other applicable HEALTH AUTHORITY concerning any complaints, adverse reaction reports, safety issues or toxicity issues with respect to PRODUCT.

8.2 If either Party becomes aware at any time of any defect or the possibility of any defect associated with any PRODUCT manufactured by BI RCV hereunder, such Party will notify the other Party immediately and confirm the notification within two (2) days in writing.

8.3 VIDARA shall notify BI RCV within one (1) day if any PRODUCT manufactured by BI RCV hereunder is the subject of a recall, market withdrawal or correction, and VIDARA and/or its designee shall have the sole responsibility for the handling and disposition of such recall, market withdrawal or correction. In the event that a recall is required in connection with BI RCV’s breach of any of its warranties set forth in Section 9.2 hereof, BI RCV shall reimburse

VIDARA for the purchase price of such PRODUCT and all other reasonable costs and expenses associated with such PRODUCT recall, market withdrawal or correction, but only to the extent that the foregoing costs and expenses are attributable to BI RCV’s breach of its warranties hereunder. In all other events of a recall, all costs and expenses incurred in connection with such PRODUCT recall shall be borne by VIDARA. VIDARA and/or its designee shall serve as the sole point of contact with the FDA or other applicable HEALTH AUTHORITY concerning any recall, market withdrawal or correction with respect to the PRODUCT.

8.4 Insurance

During the term of this AGREEMENT, the Parties shall maintain product liability insurance in such amounts and with such scope of coverage as are adequate to cover the Parties’ obligations under this AGREEMENT and as appropriate for companies of like size, taking into account the scope of activities contemplated herein. Notwithstanding the foregoing the Parties shall maintain minimum limits of product liability of ***                 US$ per occurrence and in the aggregate annually. The Parties shall provide to each other within ten (10) business days of execution of this AGREEMENT and thereafter, once a year upon the other Party’s request, a certificate of insurance evidencing the respective Party’s product liability insurance. In addition to the foregoing coverage, the Parties shall maintain Comprehensive General Liability Insurance for limits of not less than ***                 US$ per occurrence and in the aggregate annually for bodily injury and property damage.

9. REPRESENTATIONS AND WARRANTIES

9.1 Each Party hereby represents and warrants to the other Party that: (a) the person executing this AGREEMENT is authorized to execute this AGREEMENT; (b) this AGREEMENT is legal and valid and the obligations binding upon such Party are enforceable by their terms; and (c) the execution, delivery and performance of this AGREEMENT does not conflict with any agreement, instrument or understanding, oral or written, to which such Party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

9.2 BI RCV represents and warrants that:

9.2.1 All BBS manufactured hereunder shall conform to BULK SPECIFICATIONS;

9.2.2 All PRODUCT manufactured and supplied hereunder shall – at the date of shipment – conform to the PRODUCT SPECIFICATIONS;

9.2.3 All BBS and PRODUCT manufactured and supplied hereunder shall be manufactured in accordance with the MANUFACTURING PROCESS;

9.2.4 All BBS and PRODUCT manufactured hereunder shall be manufactured, handled, stored, labeled, packaged and transported (from BI RCV to BI Pharma KG) in accordance with the cGMP requirements, the QUALITY ASSURANCE REQUIREMENTS as set forth in the QUALITY AGREEMENT and all applicable laws, regulations and ordinances of the jurisdiction in which such manufacture occurs.

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9.2.5 No PRODUCT manufactured and supplied to VIDARA hereunder shall be (i) adulterated or misbranded by BI RCV within the meaning of the FD&C Act, or (ii) an article that may not be introduced into interstate commerce under the provisions of Sections 404 or 505 of the FD&C Act; and

9.2.6 BI RCV shall not use and shall secure that BI Pharma KG shall not use in any capacity the services of any persons debarred under 21 U.S.C. sections 335 (a) and 335 (b) in connection with the manufacture of the PRODUCT under this AGREEMENT.

9.3 Except as expressly provided for herein, BI RCV makes no further warranties of the merchantability or fitness of the PRODUCT or any warranties of any other nature, express or implied.

10. INDEMNIFICATION

10.1 Subject to Section 10.3, BI RCV shall indemnify, defend and hold harmless VIDARA and its officers, directors, employees and agents from and against all third party costs, claims, (including death and bodily injury) suits, expenses (including reasonable attorneys’ fees), liabilities and damages (collectively, “LIABILITIES”) arising out of or resulting from any willful or negligent act or omission by BI RCV or BI Pharma KG relating to the subject matter of this AGREEMENT, or any defect in the manufacture or any failure to deliver PRODUCT in accordance with BI RCV’s warranties (except to the extent such LIABILITIES arose or resulted from any negligent act or omission by VIDARA).

10.2 Subject to Section 10.3, VIDARA shall indemnify, defend and hold harmless BI RCV and its officers, directors, employees and agents from and against all LIABILITIES arising out of or resulting from any willful or negligent act or omission by VIDARA relating to the subject matter of this AGREEMENT, or the use by or administration to any person of a PRODUCT manufactured by BI RCV in performance of its obligations under this AGREEMENT (except to the extent such LIABILITIES arose or resulted from any negligent act or omission by BI RCV or BI Pharma KG or any defect in the manufacture of PRODUCT or any failure to deliver PRODUCT in accordance with BI RCV’s warranties).

10.3 A Party and its directors, officers, employees and agents which intends to claim indemnification under this Article 10 (each, an “INDEMNITEE”) shall promptly notify the other Party (the “INDEMNITOR”) in writing of any action, claim or other matter in respect of which the INDEMNITEE intend to claim such indemnification; provided, however, that the failure to provide such notice within a reasonable period of time shall not relieve the INDEMNITOR of any of its obligations hereunder except to the extent that the INDEMNITOR is prejudiced by such failure. The INDEMNITEE shall permit the INDEMNITOR at its discretion to settle any such action, claim or other matter, and the INDEMNITEE agrees to the complete control of such defense or settlement by the INDEMNITOR. Notwithstanding the foregoing, the INDEMNITOR shall not enter into any settlement that would adversely affect the INDEMNITEE’s rights hereunder, or impose any obligations on the INDEMNITEE in addition to those set forth herein in order for it to exercise such rights, without INDEMNITEE’s prior written consent, which shall not be unreasonably withheld or delayed. No such action, claim or other matter shall be settled without the prior written consent of the INDEMNITOR, which shall not be unreasonably withheld or delayed. The INDEMNITOR shall not be responsible for any attorneys’ fees or other costs incurred other than as provided herein. The INDEMNITEE shall cooperate fully with the INDEMNITOR and its legal representatives in the investigation and defense of any action, claim or other matter covered by the indemnification obligations of this Article 10. The INDEMNITEE shall have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense.

11. LIMITATIONS ON LIABILITY

11.1 In no event shall either Party be liable to the other Party for any consequential, incidental, special or indirect damages arising in connection with this AGREEMENT except in the case of willful misconduct or omission by such Party.

11.2 Except as set forth in the following sentence, BI RCV’s total liability under this Agreement shall not exceed ***

                                                                                                                                                   . However, with respect to BI RCV’s indemnification obligations under Article 10, BI RCV’s total liability shall not exceed ***                 per occurrence of an act or omission by BI RCV giving rise to a claim for indemnification by VIDARA against BI RCV under Article 10, except in the event of BI RCV’s willful misconduct.

12. CONFIDENTIALITY

12.1 Each Party shall treat confidentially all CONFIDENTIAL INFORMATION of the other Party, and shall not use or disclose such CONFIDENTIAL INFORMATION other than it is expressly permitted under this AGREEMENT. Each Party will take steps to protect the other Party’s CONFIDENTIAL INFORMATION that are at least as stringent as the steps such Party uses to protect its own CONFIDENTIAL INFORMATION, but in no event shall be less than reasonable. Each Party may disclose the other Party’s CONFIDENTIAL INFORMATION to employees, contractors and agents who are bound by written obligations of confidentiality and non-use consistent with those set forth in this AGREEMENT. BI RCV may disclose CONFIDENTIAL INFORMATION for corporate reporting purposes to its AFFILIATES BI Pharma KG and Boehringer Ingelheim GmbH.

12.2 Each Party may disclose Confidential Information of the other Party hereunder to the extent that such disclosure is reasonably necessary for prosecuting or defending litigation, complying with applicable government regulations, conducting preclinical or clinical trials or obtaining marketing approval for the PRODUCT, provided that if a Party is required by law or regulation to make any such disclosure of the other Party’s CONFIDENTIAL INFORMATION it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the other Party of such disclosure requirement and will use its best efforts assist such other Party to secure a protective order or confidential treatment of such CONFIDENTIAL INFORMATION required to be disclosed.

12.3 Neither Party shall disclose CONFIDENTIAL INFORMATION of the other Party in any patent filings without the prior written consent of such other Party.

12.4 The Parties agree that, except as may otherwise be required by applicable laws, regulations, rules, or orders, including without limitation the rules and regulations promulgated

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by the US Securities and Exchange Commission, and except as may be authorised in Section 12.2, no material information concerning this AGREEMENT and the transactions contemplated herein shall be made public by either Party without the prior written consent of the other. The Parties agree that the public announcement of the execution of this AGREEMENT shall be by one or more press releases mutually agreed to by the Parties. A failure of a Party to return a draft of a press release with its proposed amendments or modifications to such press release to the other Party within five (5) business days of such Party’s receipt of such press release shall be deemed as such Party’s approval of such press release as received by such Party. Each Party agrees that it shall cooperate fully and in a timely manner with the other with respect to all disclosures to the Securities and Exchange Commission and any other governmental and regulatory agencies, including requests for confidential treatment of CONFIDENTIAL INFORMATION of either Party included in any such disclosure.

12.5 This confidentiality obligations of this Article 12 shall survive the termination or expiration of this AGREEMENT for a period of five (5) years.

13. DURATION AND TERMINATION

13.1 Duration

The AGREEMENT shall be effective as of the Effective Date and shall continue in force until 31 July, 2020. No later than ***                 prior to the expiration of this AGREEMENT, the Parties shall discuss and determine whether the term of the AGREEMENT shall be extended by the Parties. In the event the Parties mutually determine that the term of the AGREEMENT should be extended, the Parties shall enter into an amendment to this AGREEMENT to effectuate such an extension. Where the Parties have so mutually determined to extend the term of the AGREEMENT as provided herein, but are subsequently unable following good faith negotiation to agree on the terms of an amendment, then the term of this AGREEMENT shall end on 31 July, 2020 or ***                 from the date the Parties mutually agree to cease negotiations of an extension, whichever occurs later.

13.2 Early Termination

13.2.1 In the event that a Party materially breaches its obligations under this AGREEMENT (including without limitation a MATERIAL SUPPLY BREACH and a late payment of more than thirty (30) days), the non-breaching Party may terminate this AGREEMENT upon thirty (30) days prior written notice to the breaching Party, unless the breaching Party cures such breach to the non-breaching Party’s reasonable satisfaction during such thirty day period. Notwithstanding the preceding sentence, in the event that a Party materially breaches its obligations under this AGREEMENT more than two (2) times in any consecutive twenty-four (24) month period, the non-breaching Party may terminate this AGREEMENT immediately without providing the breaching Party an opportunity to cure such breach, by giving the breaching Party written notice thereof.

13.2.2 Each Party may terminate this AGREEMENT by notice in writing to the other Party, for cause, if such other Party is adjudicated to be insolvent or files a petition in bankruptcy.

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13.2.3 VIDARA may immediately terminate this AGREEMENT by notice in writing if VIDARA should be prevented by the HEALTH AUTHORITIES from distributing PRODUCT on the market for all indications. In such event, ***                                 for the following: (A) VIDARA shall either (at VIDARA’s discretion) (i) ***                         in accordance with the then existing ***             under the ***                             (in which case ***                                                                              or (ii) ***                                              of the unit price of the PRODUCT then in effect for the PRODUCT forecasted in the then existing ***             under the ***             ; and (B) ***                                                              any non-cancelable costs incurred by BI RCV for COMPONENTS which were purchased by BI RCV at VIDARA’s request to the extent that VIDARA has not yet paid for such COMPONENTS; provided that VIDARA shall have no liability to BI RCV under this Section 13.2.3 in the event that such HEALTH AUTHORITY action is solely due to any breach of BI RCV’s warranties under this Agreement or any negligence or willful misconduct by BI RCV or BI Pharma KG.

13.2.4 All payments in connection with early termination shall be due within thirty (30) days after receipt by BI RCV of the notice of early termination from VIDARA and receipt by VIDARA of the respective invoice from BI RCV.

13.3 Effect of Termination

13.3.1 In the event of any termination of this AGREEMENT (other than for BI RCV’s material breach or negligence or willful misconduct by BI RCV or BI Pharma KG), VIDARA shall also do one of the following (at VIDARA’s option): (i) VIDARA shall purchase (in which case BI RCV shall sell) PRODUCT ***                                                                                                                                                                                             (ii) VIDARA shall pay to BI RCV an amount equal to ***                         of the unit price of the PRODUCT then in effect for the PRODUCT ***                                     ;             provided, however, that with regard to any ***                         by BI RCV (or BI Pharma KG, as the case may be) at the time of termination, ***                                                                                                          . Notwithstanding the foregoing, in the event of termination by VIDARA under Section 13.2.3, Section 13.2.3 shall govern rather than this Section 13.3.1.

13.3.2 In the event of any termination or expiration of this AGREEMENT, at the request of VIDARA, BI RCV shall either (i) destroy all material, including but not limited to samples and all documentation received from VIDARA under this AGREEMENT, the ORIGINAL SUPPLY AGREEMENT and the RESTATED SUPPLY AGREEMENT, or (ii) deliver the same to VIDARA or a party nominated by VIDARA, at VIDARA’s cost (except in the case of termination by VIDARA for BI RCV’s material breach, in which case such destruction or delivery shall be at BI RCV’s expense).

13.3.3 BI RCV shall promptly return all of VIDARA’s CONFIDENTIAL INFORMATION (as well as all CONFIDENTIAL INFORMATION of VIDARA provided to BI RCV under the ORIGINAL SUPPLY AGREEMENT and the RESTATED SUPPLY AGREEMENT) to VIDARA, except for a single copy and/or sample of each item for documentation purposes only. BI RCV’s responsibility to keep and store all other materials provided by VIDARA in the course of this AGREEMENT shall terminate six (6) months after expiration or termination of this

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AGREEMENT (except as may be otherwise provided in the QUALITY AGREEMENT with respect to storage of records and batch samples).

13.3.4 VIDARA shall promptly return all of BI RCV’s CONFIDENTIAL INFORMATION (as well as all CONFIDENTIAL INFORMATION of BI RCV provided to VIDARA under the ORIGINAL SUPPLY AGREEMENT and the RESTATED SUPPLY AGREEMENT) to BI RCV, except for a single copy and/or sample for documentation purposes only.

13.3.5 The following provisions shall survive termination of this AGREEMENT: Sections 3.7.1, 7.1, 7.2, 7.3, 7.4, 7.5, 8, 10, 11, 12, 13.2.3, 13.2.4, 13.3 and 14. In addition, the applicable terms of the QUALITY AGREEMENT with respect to the storage of records and batch samples for each batch of PRODUCT shall also survive the termination of this AGREEMENT. Termination of this AGREEMENT shall not relieve either Party of any liability which accrued hereunder prior to the effective date of such termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this AGREEMENT, nor prejudice either Party’s right to obtain performance of any obligation.

14. MISCELLANEOUS

14.1 Performance by Affiliates

The Parties recognize that each Party may perform some or all of its obligations under this AGREEMENT through one or more of its AFFILIATES, provided, however, that each Party shall remain responsible for such performance by its AFFILIATES and shall cause its AFFILIATES to comply with the provisions of this AGREEMENT in connection with such performance. Each Party hereby expressly waives any requirement that the other Party exhausts any right, power or remedy, or proceeds against an AFFILIATE, for any obligation or performance hereunder prior to proceeding directly against such Party.

14.2 Force Majeure

Neither Party shall be liable for any failure or delay in performance or non-performance caused by circumstances beyond the reasonable control of such Party, including but not limited to acts of God, explosion, fire, flood, labor strike or labor disturbances, sabotage, order or decree of any court or action of any governmental authority (except where such order, decree or action is a direct result of BI RCV’s breach of its obligations hereunder), or other causes, whether similar or dissimilar to those specified which cannot reasonably be controlled by the Party who failed to perform (each such event, a “FORCE MAJEURE EVENT”). A Party affected by a FORCE MAJEURE EVENT shall give notice of such to the other Party as soon as is reasonably possible, and shall resume performance hereunder as soon as is reasonably possible. Each Party shall have the right to terminate this AGREEMENT in the event that a FORCE MAJEURE EVENT continues for more than thirty (30) business days upon written notice thereof.

14.3 Assignment

14.3.1 Except as expressly provided for herein neither this AGREEMENT nor any rights or obligations hereunder may be assigned by either Party without the other Party’s prior written consent (not to be unreasonably withheld or delayed), except that either Party may (a) assign its rights and obligations under this Agreement to any of its AFFILIATES, or (b) assign this AGREEMENT in its entirety to its sucessor to all or substantially all of its business or assets to which this AGREEMENT relates, unless such successor does not have the financial resources to perform such Party’s obligations under this AGREEMENT in the reasonable judgment of the other Party by submitting pertinent financial information to such other Party. In the event of (b) above, BI RCV reserves the right to terminate the AGREEMENT in the event that such successor is a direct competitor to BI RCV in the field of contract manufacturing of biopharmaceuticals by means of yeast or microbial fermentation. In case of an assignment, the assigning party shall immediately notify the other Party about the intended or executed assignment, as applicable, and the assignee. Any subsequent assignee or transferee shall be bound by the terms of this AGREEMENT. Any assignment of this AGREEMENT that is not in conformance with this Section 14.3 shall be null, void and of no legal effect.

14.4 Notices

Any notice required or permitted to be given hereunder by either Party shall be in writing and shall be (i) delivered personally, (ii) sent by registered mail, return receipt requested, postage prepaid or (iii) delivered by facsimile and confirmed by certified or registered mail to the addresses or facsimile numbers set forth below:

If to VIDARA:	VIDARA Therapeutics Research Ltd Adelaide Chambers, Peter Street, Dublin 8, Ireland Facsimile: +353 (0) 1449 3250 Attention: VP Business Development

If to BI RCV:

Boehringer Ingelheim RCV GmbH & Co KG

Dr. Boehringer-Gasse 5 – 11

A-1121 Vienna, Republic of Austria

Facsimile: +43 – 1 – 801 05 - 2440

Attention:

VP Business Development & Key Account Mgmt Europe

Biopharmaceuticals, Contract Manufacturing Business

with a copy to:	Boehringer Ingelheim GmbH Binger Strasse 173 D-55 216 Ingelheim am Rhein Facsimile: +49 – 61 32 77 – 98 287 Attention: Head of Corporate Legal Biopharmaceuticals

14.5 Dispute Resolution; Governing Law

14.5.1 In the event of any controversy or claim arising out of, relating to or in connection with any provision of this AGREEMENT, or the rights or obligations of the Parties hereunder, the Parties first shall try to settle their differences amicably between themselves by referring the disputed matter to the Chief Executive Officer of VIDARA and the Managing Director of BI RCV for discussion and resolution. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within ten (10) days of such notice the Chief Executive Officer of VIDARA and the Managing Director of BI RCV shall meet for attempted resolution by good faith negotiations. If such personnel are unable to resolve such dispute within thirty (30) days of initiating such negotiations, the controversy or claim will be referred to binding arbitration as set forth in Section 14.5.2.

14.5.2 Any controversy or claim arising out of, relating to or in connection with any provision of this AGREEMENT, or the rights or obligations of the Parties hereunder, and not resolved by executive mediation in accordance with Section 14.5.1 hereof, shall be referred to and finally settled by binding arbitration, in accordance with the Rules of Arbitration of the International Chamber of Commerce in force on the date the demand for arbitration is filed, which Rules are deemed to be incorporated by reference into this clause. ***                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                . The language to be used in the arbitral proceedings shall be English. The place of arbitration shall be New York, New York (USA). Any determination by such arbitration shall be final and conclusively binding. Judgment on the arbitral award may be entered in any court having jurisdiction thereof. ***                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                               .

14.5.3 This AGREEMENT shall be governed by and construed in accordance with the laws of the state of New York (USA), without reference to its conflict of law rules.

14.5.4 The Parties expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods to this AGREEMENT.

14.6 Independent Contractor

Each of the Parties hereto is an independent contractor and nothing herein contained shall be deemed to constitute the relationship of partners, joint venture, nor of principal and agent between the Parties hereto. Neither Party shall have the authority to bind the other Party.

14.7 Waiver

Any delay in enforcing a Party’s rights under this AGREEMENT or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this AGREEMENT, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

14.8 Severability

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If any of the provisions of this AGREEMENT or parts thereof should be or become invalid, the remaining provisions will not be affected. The Parties shall undertake to replace the invalid provision or parts thereof by a new provision which will approximate as closely as possible the intent of the Parties.

14.9 Entire Agreement

This AGREEMENT, the QUALITY AGREEMENT, the TERMINATION AGREEMENT and the Exhibits set forth the entire agreement between the Parties, and supersede all previous agreements (including but not limited to the RESTATED SUPPLY AGREEMENT), negotiation and understanding, written or oral, regarding the subject matter hereof. This AGREEMENT may be modified or amended only by an instrument in writing duly executed on behalf of the Parties. For the avoidance of doubt, this AGREEMENT does not supersede the TERMINATION AGREEMENT entered into by the Parties on June 6, 2007.

14.10 Headings

The section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this AGREEMENT.

14.11 Ambiguities

Ambiguities, if any, in this AGREEMENT shall not be strictly construed against either Party, regardless of which Party is deemed to have drafted the provision at issue.

14.12 Counterparts

The AGREEMENT may be executed in two or more counterparts, each of which shall be an original and all of which shall constitute the same document.

14.13 English Language

The English language will govern any interpretation of or dispute in connection with this AGREEMENT.

IN WITNESS WHEREOF, the Parties hereto have caused this AGREEMENT to be executed by their duly authorized representatives as of the EFFECTIVE DATE.

Vienna, Austria		Dublin, Ireland

BOEHRINGER INGELHEIM RCV GMBH & CO KG		Vidara Therapeutics Research, Ltd.

i.V.

By:	/s/ Dr. Monika Henninger	By:	/s/ David G. Kelly
Name:	Dr. Monika Henninger	Name:	David G. Kelly
Title:	VP Business Development & Key Account Management Europe	Title:	Director & Chief Financial Officer
Date:	18 July 2013	Date:	25th July, 2013
ppa.

By:	/s/ Dr. Christian Eckermann
Name:	Dr. Christian Eckermann
Title:	Vice President Operations & Chair of Biopharma/Site Austria
Date:	22 July 2013

1.	DEFINITIONS	2

2.	GENERAL	6

3.	MANUFACTURE AND SUPPLY	7

4.	PRICES AND PAYMENT	13

5.	QUALITY ASSURANCE AND COMPLIANCE WITH LAW	14

6.	CO-OPERATION AND CO-ORDINATION BETWEEN THE PARTIES	17

7.	INTELLECTUAL PROPERTY AND LICENSES	18

8.	COMPLAINTS; ADVERSE EVENTS; RECALLS	20

9.	REPRESENTATIONS AND WARRANTIES	21

10.	INDEMNIFICATION	22

11.	LIMITATIONS ON LIABILITY	23

12.	CONFIDENTIALITY	23

13.	DURATION AND TERMINATION	24

14.	MISCELLANEOUS	26

TABLE OF EXHIBITS

Exhibit 1: BBS Specifications

Exhibit 2: Certificate of Analysis (CoA)

Exhibit 3: Certificate of Compliance (CoC)

Exhibit 4: DNA sequence of Interferon Gamma 1b

Exhibit 5: Manufacturing Process

Exhibit 6: Product

Exhibit 7: Project Manager and Project Team

Exhibit 8: Product Specification

Exhibit 9: Steering Committee

EXHIBIT 1

BBS SPECIFICATIONS

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EXHIBIT 2

Certificate of Analysis (COA):

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EXHIBIT 3

SEE ATTACHED CERTIFICATE OF COMPLIANCE

EXHIBIT 4

DNA sequence of INTERFERON GAMMA 1b

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EXHIBIT 5

MANUFACTURING PROCESS

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EXHIBIT 6

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EXHIBIT 7

Project Manager and Project Team:

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EXHIBIT 8

Product Specification

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EXHIBIT 9

Steering Committee

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